UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	November 25, 2013

Hines Real Estate Investment Trust, Inc.
__________________________________________
 (Exact name of registrant as specified in its charter)

Maryland	000-50805	20-0138854
____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2800 Post Oak Blvd, Suite 5000, Houston, Texas		77056-6118
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(888) 220-6121

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note.

On November 29, 2013, Hines Real Estate Investment Trust, Inc. (the “Company”) filed a Current Report on Form 8-K (the "Initial Report") to disclose a new estimated per share net asset value. In the Initial Report, the Company inadvertently disclosed an incorrect percentage regarding the net increase in the aggregate value of the Company’s real estate investments since its prior valuation in November 2012. The net increase in value was 1.1% rather than 1.8%, as previously reported. Below, in its entirety, is the amended disclosure, including the corrected percentage. This amendment to the Initial Report hereby amends and restates the disclosure contained in the Initial Report.

Item 8.01 Other Events.

New Estimated Per Share Net Asset Value

In February 2009, the Financial Industry Regulatory Authority (“FINRA”) issued Regulatory Notice 09-09 (“FINRA 09-09”), which ratified National Association of Securities Dealers Rule 2340(c)(2) as it applies to real estate investment trusts. FINRA 09-09 acknowledges that, during an offering, it may be reasonable for broker-dealers to report on a customer’s account statement the value at which the shares held by or on behalf of a customer are then being offered to the public as the estimated value of such shares. However, according to FINRA 09-09, broker-dealers may no longer use the offering price of shares on a customer account statement more than 18 months following the conclusion of an offering.

Previously, to assist broker-dealers in complying with FINRA 09-09, the board of directors of the Company established an estimated per share net asset value (“NAV”) in November 2012 of $7.61. In March 2013, the Company’s board of directors established a revised estimated per share NAV of $6.75 to account for special distributions declared to its stockholders of $0.86 per share. In order to assist broker-dealers in remaining in compliance with FINRA 09-09, on November 25, 2013, the Company’s board of directors established a new estimated per share NAV of the Company’s common stock of $6.40. The new estimated per share NAV was determined utilizing the guidelines established by Investment Program Association Practice Guideline 2013-01 – “Valuation of Publicly Registered, Non-Listed REITs” issued April 29, 2013. See below for a description of how the new estimated per share NAV was determined.

It is currently anticipated that the estimated per share NAV will continue to be calculated at least every 18 months, unless the board of directors determines to update the estimate more frequently in its discretion or if required by FINRA rules. As a result of this new estimated per share NAV, participants in the Company’s dividend reinvestment plan will acquire shares at a fixed price of $6.40 per share beginning with distributions declared for the fourth quarter of 2013, which are expected to be paid on January 1, 2014. Additionally, beginning with any eligible redemption requests made during the fourth quarter of 2013, which are to be aggregated and redeemed on January 1, 2014, ordinary share redemption requests under the Company’s share redemption program will be redeemed at a price of $5.45 per share, rather than at the current redemption price of $5.75 per share. Any shares that are redeemed pursuant to eligible redemption requests in connection with the death or disability of a stockholder will be redeemed at the new estimated per share NAV of $6.40.

Methodology

The Company engaged Cushman & Wakefield, Inc. (“Cushman”) and CBRE Group, Inc. (“CBRE”), independent third-party real estate advisory and consulting services firms, to provide, or cause their subsidiaries to provide, appraised values of the Company’s real estate investments as of September 30, 2013. These appraisals were performed in accordance with the Appraisal Foundation’s Uniform Standards of Professional Appraisal Practice. Cushman and CBRE have extensive experience in conducting appraisals and valuations on real properties and each of the appraisals was prepared by personnel who are members of the Appraisal Institute and have the MAI designation. Additionally, the Company engaged Jones Lang LaSalle (“JLL”), an independent third-party real estate advisory and consulting services firm, to provide values of the Company’s debt obligations as of September 30, 2013.

As shown in the table below, the Company’s board of directors determined the estimated per share NAV by (i) utilizing the appraised values of our real estate property investments and adding the Company’s other assets comprised of cash, restricted cash, tenant and other receivables, distribution receivable and other assets less other liabilities which includes accounts payable and accrued expenses, due to affiliates, other liabilities and distributions payable, (ii) subtracting the values of the Company’s debt obligations, as well as amounts related to noncontrolling interests, and (iii) dividing the total by 229 million common shares outstanding, resulting in an estimated per share NAV of $6.40. As described above, the appraised values of the Company’s real estate property investments and the values of the Company’s debt obligations were determined as of September 30, 2013. The values of the other tangible assets and liabilities described above were determined based on their cost as of September 30, 2013 and included certain pro forma adjustments primarily related to: (i) the issuance of additional shares of the Company’s common stock through the Company’s dividend reinvestment plan on October 1, 2013, (ii) shares redeemed pursuant to the Company’s share redemption plan on October 1, 2013, and (iii) the anticipated effect of the dissolution of the Company’s joint venture with Weingarten Realty Investors (“Weingarten”), which is expected to be completed prior to December 31, 2013 and is expected to be effected by distributing certain properties to the Company and Weingarten. Other than those adjustments described above, the Company did not make additional adjustments related to the Company’s actual or anticipated operations for the period from October 1, 2013 through December 31, 2013. Additionally, the calculation of the estimated per share NAV excluded certain items on the Company’s unaudited balance sheet that were determined to have no future value or economic impact on the valuation. Examples of such items include receivables related to straight-line rental revenue. Other items were excluded because they were already considered elsewhere in the valuation. Examples of such items include intangible lease assets and liabilities related to the Company’s real estate property investments and costs incurred for capital expenditures that were considered in the appraised values of the Company’s real estate property investments and the fair values of interest rate swaps, as they were considered in the valuation of the Company’s debt. The table below sets forth the calculation of the Company’s estimated NAV and estimated per share NAV:

	Estimated Value (in thousands)	Per Share
Real estate investments, including unconsolidated subsidiaries	$2,093,700	$9.14
Cash and other assets, net of liabilities	259,804	1.13
Debt obligations	(795,434)	(3.47)
Noncontrolling interests	(92,238)	(0.40)
Estimated value / value per share	$1,465,832	$6.40

Real estate investments, including unconsolidated subsidiaries - The appraisal values provided by Cushman and CBRE, or their subsidiaries, were primarily determined using methodologies that are commonly used in the commercial real estate industry (including discounted cash flow analysis and reviews of current, historical and projected capitalization rates for properties comparable to those owned by the Company) and assume a 9 to 13-year holding period. Other key assumptions that were used in the discounted cash flow analysis are set forth in the following table:

	Range	Weighted Average
Exit capitalization rate	5.5% - 9.0%	6.9%
Discount rate/internal rate of return	6.0% - 10.0%	7.8%

Cash and other assets, net of other liabilities - Cash and other assets and liabilities were valued based on the amounts recorded for reporting purposes less estimated reserves for doubtful accounts.

Debt obligations - The Company engaged JLL to provide values of the Company’s debt obligations as of September 30, 2013. Such values were based on estimates of current interest rates and leverage levels for similar obligations and then marked to market.

Noncontrolling interests - The value of interests in the Company owned by affiliates of Hines Interests Limited Partnership (“Hines”) was determined based on their interest in each of the items described above. As of September 30, 2013, Hines 2005 VS I LP, an affiliate of Hines, owned a 0.5% interest in Hines REIT Properties, L.P. (the “Operating Partnership”). Additionally, as of September 30, 2013, HALP Associates Limited Partnership, another affiliate of Hines, owned a 5.5% limited partnership interest in the Operating Partnership through a profits interest in the Operating Partnership (the “Participation Interest”) and the Company owned the remaining 94.0% interest in the Operating Partnership as of September 30, 2013.

Liquidity discount - No liquidity discounts or discounts relating to the fact that the Company is externally managed were applied to the estimated per-share valuation and no attempt was made to value the Company as an enterprise.

The primary drivers of the change in the estimated per share value from $6.75 in March 2013 to $6.40 in November 2013 are as follows:

•	$0.18 per share net increase in the aggregate value of the Company’s real estate investments since our prior valuation in November 2012, which represents a 1.1% net increase in value;

•	$0.36 per share reduction resulting from capital expenditures made since our prior valuation in November 2012 primarily related to leasing capital at the Company’s properties;

•
$0.13 per share reduction resulting from costs paid in relation to loan defeasance, swap breakage on the prepayment of debt, financing fees and expenses incurred and changes in the estimated fair value of the Company’s debt since our prior valuation in November 2012; and

•
$0.06 per share reduction related to an increase in the value of the noncontrolling interests since our prior valuation in November 2012, which is primarily attributable to Hines’ continued reinvestment of asset management fees in the Company through the Participation Interest.

Limitations of the Estimated per share NAV

As with any valuation methodology, the methodology used to determine the estimated per share NAV was based upon a number of assumptions, estimates and judgments that may not be accurate or complete. Further, different parties using different property-specific and general real estate and capital market assumptions, estimates, judgments and standards could derive an estimated per share NAV that could be significantly different from the estimated per share NAV determined by the Company’s board of directors. For example, assuming all other factors remained unchanged, an increase in the average discount rate of 25 basis points would yield a decrease in the appraised values of the Company’s real estate investments of 2.0%, while a decrease in the average discount rate of 25 basis points would yield an increase in the appraised values of the Company’s real estate investments of 1.8%. Likewise, an increase in the average exit capitalization rate of 25 basis points would yield a decrease in the appraised values of the Company’s real estate investments of 2.3%, while a decrease in the average exit capitalization rate of 25 basis points would yield an increase in the appraised values of the Company’s real estate investments of 2.2%.

The estimated per share NAV determined by the Company’s board of directors does not represent the fair value of the Company’s assets less liabilities in accordance with U.S. generally accepted accounting principles, and such estimated per share NAV is not a representation, warranty or guarantee that (i) a stockholder would be able to realize the estimated share value if such stockholder attempts to sell his or her shares; (ii) a stockholder would ultimately realize distributions per share equal to the estimated per share NAV upon the Company’s liquidation or sale; (iii) shares of the Company’s common stock would trade at the estimated per share NAV on a national securities exchange; (iv) a third party would offer the estimated per share NAV in an arm’s-length transaction to purchase all or substantially all of the Company’s shares of common stock; or (v) the methodologies used to estimate the value per share would be acceptable to FINRA. In addition, the Company can make no claim as to whether the estimated value will or will not satisfy the applicable annual valuation requirements under the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) and the Internal Revenue Code of 1986, as amended (the “Code”) with respect to employee benefit plans subject to ERISA and other retirement plans or accounts subject to Section 4975 of the Code that are investing in the Company’s shares.

Further, the estimated per share NAV was calculated as of a moment in time, and, although the value of the Company’s common shares will fluctuate over time as a result of, among other things, developments related to individual assets, changes in the real estate and capital markets, sales of assets, the distribution of sales proceeds to the Company’s stockholders and changes in corporate policies such as the Company’s distribution level relative to earnings, the Company does not undertake to update the estimated per share NAV on a regular basis. As a result, stockholders should not rely on the estimated per share NAV as being an accurate measure of the then-current value of shares of the Company’s common stock in making a decision to buy or sell shares of the Company’s common stock, including whether to reinvest distributions by participating in the dividend reinvestment plan and whether to request redemption under the Company’s share redemption program.

Share Purchase Price for Dividend Reinvestment Plan

Participants in the Company’s dividend reinvestment plan will acquire shares at a fixed price of $6.40 per share rather than at the previous price of $6.75, beginning with the distributions to be paid for the fourth quarter of 2013, which are expected to be aggregated and paid on January 1, 2014.

Share Redemption Program

Beginning with eligible redemption requests made during the fourth quarter of 2013, which, if redeemed, will be aggregated and redeemed on January 1, 2014, the Company’s ordinary share redemption price will be $5.45 per share, which is 85% of the Company’s new estimated per share NAV. The redemption price was determined by the Company’s board of directors in its sole discretion. Any shares that are redeemed pursuant to eligible redemption requests in connection with the death or disability of a stockholder will be redeemed at the new estimated per share NAV of $6.40. If stockholders would like to withdraw their request to have their shares redeemed, withdrawal requests must be made in writing and received by the Company no later than December 23, 2013. See the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on March 28, 2013 for a description of the limitations and other terms of the share redemption program.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits:

99.1    Consent of Independent Valuer, Cushman & Wakefield, Inc.
99.2    Consent of Independent Valuer, CBRE Group, Inc.
99.3     Consent of Independent Valuer, Jones Lang LaSalle

Statements in this Current Report on Form 8-K, including intentions, beliefs, expectations or projections relating to items such as the timing of the dissolution of the Weingarten joint venture, distribution reinvestments and the fulfillment of redemption requests, are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act of 1934, as amended. Such statements are based on current expectations and assumptions with respect to, among other things, future economic, competitive and market conditions and future business decisions that may prove to be incorrect or inaccurate. Important factors that could cause actual results to differ materially from those in the forward-looking statements include the risks described in the “Risk Factors” section of the Company’s Annual Report on Form 10-K for the year ended December 31, 2012 and its other filings with the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

HINES REAL ESTATE INVESTMENT TRUST, INC.

December 2, 2013	By:	/s/ J. Shea Morgenroth
J. Shea Morgenroth
Chief Accounting Officer and Treasurer

Exhibit Index

Exhibit No.	Description
99.1	Consent of Independent Valuer, Cushman & Wakefield, Inc.
99.2	Consent of Independent Valuer, CBRE Group, Inc.
99.3	Consent of Independent Valuer, Jones Lang LaSalle